CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of United American Corporation for the quarter ended June 30, 2005, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Quarterly Report on Form 10-QSB of United American Corporation for the quarter ended June 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005, fairly presents in all material respects, the financial condition and results of operations of United American Corporation.

(3)
By:	/s/Benoit Laliberte
Name:	Benoit Laliberté
Title:	Principal Executive Officer, Principal Financial Officer and Director
Date:	September 22, 2005